UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:          April 17, 2013
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Street Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective  April 17, 2013, Integrys Energy Group, Inc. and Integrys Business Support, LLC (collectively, the “Company”) entered into a separation agreement with Joseph P. O'Leary, Senior Vice President, in connection with Mr. O’Leary’s retirement, which will be effective as of 11:59 p.m. on June 30, 2013 (the “Retirement Date”).  Pursuant to the separation agreement, the Company agreed to pay Mr. O’Leary $1,269,598, which is in addition to all regular wages to be paid to Mr. O’Leary through the Retirement Date.  The Company will also pay Mr. O’Leary $14,000 for the estimated cost of twelve months of the COBRA premium for his current health, vision, and dental insurance coverage.  The separation agreement includes a release by Mr. O'Leary of claims (if any) against the Company, and Mr. O’Leary has agreed to certain confidentiality and non-disparagement provisions under the separation agreement.  The separation agreement and the benefits provided thereunder are entered into to facilitate the Company's succession planning objectives and to provide a retirement package to Mr. O'Leary to compensate him for his contributions to the Company during more than ten years of service and the continuing benefits that accrue to the Company from this service.

The description of the separation agreement herein is limited in its entirety by the terms of the separation agreement filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not Applicable.

	(b)	Not Applicable.

	(c)	Not Applicable.

	(d)	Exhibits. The following exhibit is being filed herewith:

		10	Separation Agreement, dated as of April 17, 2013, among Integrys Energy Group, Inc., Integrys Business Support, LLC and Joseph P. O’Leary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Charles A. Schrock Charles A. Schrock Chairman, President and Chief Executive Officer

Date: April 18, 2013

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated April 17, 2013

Exhibit Number

10	Separation Agreement, dated as of April 17, 2013, among Integrys Energy Group, Inc., Integrys Business Support, LLC and Joseph P. O’Leary.